                                  EXHIBIT 21
                          Subsidiaries of the Company

                                                                     Doing Business
Subsidiary                     State of Incorporation           Under the Following Names
----------                     ----------------------           -------------------------
Northlight Displays, Inc.           Delaware                  Northlight Displays, Inc

Diamond Tech One, Inc.              Delaware                  Diamond Tech One, Inc

SIDT Coatings, Inc.                 Delaware                  SIDT Coatings, Inc.

SDI Acquisition Corp.               Texas                     SDI Acquisition Corp.

Plasmatron Coatings and                                       Plasmatron Coatings and
     Systems, Inc.                  Pennsylvania              Systems, Inc.

Field Emission Picture Element                                Field Emission Picture Element
     Technology, Inc.               Delaware                  Technology, Inc.

Electronic Billboard                                          Electronic Billboard
     Technology, Inc.               Delaware                  Technology, Inc.




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